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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   -----------

         Date of Report (date of earliest event reported): September 7, 2007
                                                           -----------------


                                   AWARE, INC.
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                000-21129                04-2911026
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)


                    40 MIDDLESEX TURNPIKE, BEDFORD, MA, 01730
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (781) 276-4000



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.01. Entry into a Material Definitive Agreement

ITEM 3.03. Material Modification to Rights of Security Holders

On October 2, 2001, we entered into a Rights Agreement, which generally provides that any person who or which, together with all affiliates of such person, beneficially owns 15% or more of our common stock then outstanding is an "Acquiring Person" for purposes of the Rights Agreement.

On September 6, 2007, our Board of Directors determined that it would be advisable to amend the Rights Agreement to exempt John S. Stafford, Jr., John S. Stafford, III, James M. Stafford and their respective affiliates from the definition of "Acquiring Person" in the Rights Agreement. Accordingly, on September 6, 2007, we executed Amendment No. 1 to the Rights Agreement with Computershare Trust Company, N.A. as successor rights agent, to implement this amendment. The other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by the amendment.

A copy of the amendment is attached as exhibit 4.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this report:

(d) EXHIBITS.

 Number       Description
 ------       -----------
  4.1         Amendment No. 1 to Rights Agreement dated September 6, 2007 by and between Aware, Inc. and Computershare Trust Company, N.A.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               AWARE, INC.


Dated: September 7, 2007                       By: /s/ Michael A. Tzannes
                                                   ----------------------
                                                   Michael A. Tzannes
                                                   Chief Executive Officer





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                                  EXHIBIT INDEX


 Number       Description
 ------       -----------
  4.1         Amendment No. 1 to Rights Agreement dated September 6, 2007, by and between Aware, Inc. and Computershare Trust Company, N.A.







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